UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

HashiCorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41121	32-0410665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street Suite 700
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 301-3250

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000015 per share	HCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 24, 2024, HashiCorp, Inc. (“HashiCorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation (“IBM”) and McCloud Merger Sub, Inc., a wholly owned subsidiary of IBM (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into HashiCorp (the “Merger”), with HashiCorp continuing as the surviving corporation of the Merger and as a wholly owned subsidiary of IBM. The Merger is expected to be completed by the end of 2024, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement.

HashiCorp’s board of directors (the “Board”) unanimously approved the Merger Agreement and declared it advisable and in the best interests of HashiCorp and its stockholders. The Board also resolved to recommend that HashiCorp’s stockholders vote to adopt the Merger Agreement at a special meeting of stockholders to be held to consider the adoption of the Merger Agreement. The Merger Agreement does not require HashiCorp to seek or obtain any “majority of the minority” stockholder approval.

Equity Treatment in the Merger

Class A Common Stock and Class B Common Stock

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of HashiCorp’s Class A common stock (the “Class A Common Stock”) and Class B common stock (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will automatically be canceled and converted into the right to receive $35.00 in cash, without interest (the “Per Share Price”) and subject to applicable withholding taxes.

Equity Awards

At the Effective Time, HashiCorp’s equity awards will be treated as follows:

•

Each option to purchase shares of Common Stock (each, a “HashiCorp Option”) (whether vested or unvested) that is outstanding immediately prior to the Effective Time and that has an exercise price less than the Per Share Price will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the total number of shares of Common Stock covered by such HashiCorp Option immediately prior to the Effective Time multiplied by (2) the excess of (A) the Per Share Price over (B) the per share exercise price of such HashiCorp Option.

•	Each HashiCorp Option outstanding immediately prior to the Effective Time that has an exercise price equal to or greater than the Per Share Price will be canceled for no consideration.

•

Each restricted stock unit covering shares of Common Stock subject to only service-based vesting conditions (each, a “HashiCorp RSU”) that is (A) held by any person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of HashiCorp or any of its subsidiaries (whether or not such HashiCorp RSU is vested or unvested) or (B) outstanding immediately prior to the Effective Time (to the extent that such HashiCorp RSU is vested and unsettled), in each case, will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the Per Share Price multiplied by (2) the total number of shares of Common Stock covered by such HashiCorp RSU. The HashiCorp RSUs contemplated by this bullet are each referred to as a “Cashed-Out HashiCorp RSU.”

•

Each outstanding HashiCorp RSU that is not a HashiCorp Cashed-Out RSU (each, a “Rollover HashiCorp RSU”) will be converted into an IBM restricted stock unit (an “IBM RSU”) representing a number of shares of IBM common stock (rounded down to the nearest whole share) determined by multiplying (1) the number of shares of Common Stock subject to such Rollover HashiCorp RSU immediately prior to the Effective Time by (2) the Exchange Ratio (as defined in the Merger Agreement). Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the Rollover HashiCorp RSU.

•

Each restricted stock unit covering shares of Common Stock subject to both service-based and performance-based vesting conditions (each, a “HashiCorp PSU”) that is held by any person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of HashiCorp or any of its subsidiaries (whether or not such HashiCorp PSU is vested or unvested) will be canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the Per Share Price multiplied by (2) the number of shares of Common Stock subject to such HashiCorp PSU immediately prior to the Effective Time (with any performance conditions deemed to be achieved at the target level). The HashiCorp PSUs contemplated by this bullet are each referred to as a “Cashed-Out HashiCorp PSU.”

•

Each HashiCorp PSU that is not a Cashed-Out HashiCorp PSU (each, a “Rollover HashiCorp PSU”) will be converted into an IBM RSU representing a number of shares of IBM common stock (rounded down to the nearest whole share) determined by multiplying (1) the number of shares of Common Stock subject to such Rollover HashiCorp PSU immediately prior to the Effective Time (with any performance conditions deemed to be achieved at the target level) by (2) the Exchange Ratio. Such IBM RSU will be subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the Rollover HashiCorp PSU, except that any performance-based vesting schedule will be converted into a service based-vesting schedule.

Conditions to Closing of the Merger

Completion of the Merger is subject to customary closing conditions set forth in the Merger Agreement, including:

•	the adoption of the Merger Agreement by HashiCorp’s stockholders;

•

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtainment, termination or expiration, as applicable, of any approval or waiting period under the competition or foreign investment laws in certain foreign jurisdiction;

•

the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment or law issued by any court of competent jurisdiction or other governmental entity, in each case, preventing or materially restraining the consummation of the Merger or imposing, individually or in the aggregate, a Burdensome Condition (as defined in the Merger Agreement) (collectively, “Legal Restraint”), and no action or proceeding by a governmental entity before any court or other governmental entity of competent jurisdiction seeking to impose a Legal Restraint;

•	the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to applicable materiality qualifiers;

•	the performance by each party of its covenants and agreements set forth in the Merger Agreement in all material respects; and

•	no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to HashiCorp, the existence or consequences of which are continuing.

No Solicitation of Other Transactions

The Merger Agreement provides that HashiCorp and its representatives are subject to customary “no-solicitation” restrictions that, among other things, prohibit HashiCorp and its representatives from (1) soliciting alternative acquisition proposals; (2) providing confidential information to third parties in connection with an alternative acquisition proposal; and (3) engaging in discussions or negotiations with third parties with respect to alternative acquisition proposals.

Notwithstanding the “no-solicitation” restrictions, prior to adoption of the Merger by HashiCorp’s stockholders, HashiCorp, generally speaking, is permitted to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined is, or would reasonably be expected to lead to, a superior proposal to acquire HashiCorp. In certain circumstances, and following compliance with IBM’s “match” rights, HashiCorp is permitted to terminate the Merger Agreement to enter into a transaction for a superior proposal. In addition, in certain circumstances, the Board may change its recommendation that HashiCorp’s stockholders adopt the Merger Agreement if it determines in good faith that the failure to do so under the circumstances specified in the Merger Agreement would be inconsistent with the Board’s fiduciary duties under applicable law.

Termination of the Merger Agreement

The Merger Agreement contains certain customary termination rights for HashiCorp and IBM. Subject to certain limitations, the Merger Agreement may be terminated by either party if:

•	the Effective Time has not occurred on or before April 24, 2025, which may be extended to as late as October 24, 2025;

•	there is a final and nonappealable Legal Restraint in effect; or

•	the meeting of HashiCorp’s stockholders has been held and the Merger Agreement is not adopted by HashiCorp’s stockholders.

The Merger Agreement may be terminated by HashiCorp, subject to certain limitations, if:

•

IBM has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of HashiCorp would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

•

prior to Merger Agreement being adopted by HashiCorp’s stockholders, HashiCorp has received a superior proposal to acquire HashiCorp and substantially concurrently with such termination HashiCorp enters into a definitive agreement for the transaction contemplated by that superior proposal.

The Merger Agreement may be terminated by IBM, subject to certain limitations, if:

•

HashiCorp has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, such that any of the applicable closing conditions for the benefit of IBM would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

•

prior to the Merger Agreement being adopted by HashiCorp’s stockholders, the Board has, generally speaking, changed or failed to reaffirm its recommendation that stockholders adopt the Merger Agreement.

Upon termination of the Merger Agreement in certain circumstances, HashiCorp will be required to pay IBM a termination fee of $264,200,000. Specifically, this termination fee is payable by HashiCorp to IBM if:

•	HashiCorp terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal to acquire HashiCorp;

•

IBM terminates the Merger Agreement, prior to the Merger Agreement being adopted by HashiCorp’s stockholders, because the Board has, generally speaking, changed or failed to reaffirm its recommendation that stockholders adopt the Merger Agreement; or

•

(1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination, a proposal to acquire at least 50.1 percent of HashiCorp has been made to HashiCorp; and (3) within one year of such termination, HashiCorp enters into a definitive agreement providing for, or consummates, a transaction involving the acquisition of at least 50.1 percent of HashiCorp by any person or group (other than IBM, Merger Sub or any of their affiliates).

Other Terms

The Merger Agreement provides that each of the parties may specifically enforce the terms and provisions of the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

The Merger Agreement contains customary representations, warranties, covenants and agreements of HashiCorp, IBM and Merger Sub. The parties have agreed to use their reasonable best efforts to cause the Merger to be consummated, subject to certain exceptions as set forth in the Merger Agreement.

Cautionary Considerations

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

The Merger Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about HashiCorp, IBM, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement:

•	were made by the parties only for purposes of the Merger Agreement and as of specific dates;

•	were made solely for the benefit of the parties to the Merger Agreement;

•	may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement;

•	may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and

•	may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

The Company’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions of those provisions, as characterizations of the actual state of facts or conditions of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HashiCorp’s public disclosures. HashiCorp acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read with the other information regarding the Merger Agreement, the Merger, HashiCorp, IBM, Merger Sub and their respective businesses that will be contained in, or incorporated by reference into, the filings that HashiCorp makes from time to time with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders of HashiCorp entered into a voting agreement (the “Voting Agreement”) with IBM, Merger Sub and HashiCorp. These stockholders represent approximately 43 percent of the voting power of the outstanding shares of Common Stock.

Pursuant to the Voting Agreement, the applicable stockholders have agreed, among other things, to vote their shares of Common Stock (1) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby; and (2) in the manner specified in the Voting Agreement on certain other matters. However, if the Board has changed or failed to reaffirm its recommendation that stockholders adopt the Merger Agreement, then the Voting Agreement only obligates these stockholders to vote an aggregate of 35 percent of the voting power of the outstanding shares of Common Stock in the manner specified in the Voting Agreement. The Voting Agreement also contains customary restrictions on the transfer of shares of Common Stock held by these stockholders, subject to certain exceptions.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 8.01	Other Events.

On April 24, 2024, IBM and HashiCorp issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Additional Information and Where to Find It

HashiCorp, the members of the Board and certain of HashiCorp’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. HashiCorp plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. David McJannet, Armon Dadgar, Susan St. Ledger, Todd Ford, David Henshall, Glenn Solomon and Sigal Zarmi, all of whom are members of HashiCorp’s board of directors, and Navam Welihinda, HashiCorp’s chief financial officer, are participants in HashiCorp’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in HashiCorp’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”), which was filed with the SEC on May 17, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000114036123025250/ny20008192x1_def14a.htm). To the extent that holdings of HashiCorp’s securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001720671&type=&dateb=&owner=only&count=40&search_text=). Information regarding HashiCorp’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2023 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to HashiCorp’s named executive officers in a change of control of HashiCorp is set forth under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control” in the 2023 Proxy Statement. With respect to Ms. St. Ledger, certain of such illustrative information is contained in the Current Report on Form 8-K filed with the SEC on June 7, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000162828023021270/hcp-20230607.htm).

Promptly after filing the definitive Transaction Proxy Statement with the SEC, HashiCorp will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HASHICORP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of HashiCorp’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Merger will also be available, free of charge, at HashiCorp’s investor relations website (https://ir.hashicorp.com/), or by emailing HashiCorp’s investor relations department (ir@hashicorp.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the Merger; (ii) the expected timing of the closing of the Merger; (iii) considerations taken into account in approving and entering into the Merger; and (iv) expectations for HashiCorp following the closing of the Merger. There can be no assurance that the Merger will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals from HashiCorp’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Merger to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Merger; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Merger; (viii) potential litigation relating to the Merger; (ix) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 24, 2024, by and among International Business Machines Corporation, McCloud Merger Sub, Inc. and HashiCorp, Inc.

10.1*	Voting Agreement, dated as of April 24, 2024, by and among International Business Machines Corporation, McCloud Merger Sub, Inc., HashiCorp, Inc. and the persons listed on Schedule A thereto who are signatories to such agreement

99.1	Joint Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. HashiCorp will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. HashiCorp may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2024		HashiCorp, Inc.

	By:	/s/ Paul Warenski
	Name:	Paul Warenski
	Title:	Chief Legal Officer